Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                              NR12-19

Dynegy Announces Third Quarter 2012 Results and $325 Million Debt Repayment

Recent Developments:

•                  On November 6, 2012, Dynegy provided notification to its lenders of its intent to repay $325 million of the Dynegy Power, LLC and Dynegy Midwest Generation, LLC term loans

•                  Dynegy completed the Baldwin Unit 2 planned outage on November 3, 2012 marking the Company’s completion of the environmental capital compliance obligations under our Consent Decree

•                  Auction process for the sale of the Dynegy Northeast assets continues; bids were submitted on November 5, 2012

•                  On September 30, 2012, Dynegy Holdings, LLC (DH) merged with and into Dynegy; the merged company emerged from bankruptcy on October 1, 2012

Third quarter 2012 summary:

•                  14% increase in generation volumes compared to the same period in 2011 driven by a 39% increase in our Gas segment generation due to improved spark spreads

•                  $50 million in Coal and Gas segment Adjusted EBITDA, a decrease of $52 million compared to 2011 due to lower realized prices for the Company’s Coal segment, the settlement of legacy financial positions, and lower capacity and tolling revenues from early terminations of California contracts

•                  $803 million in enterprise liquidity at November 2, 2012, including $429 million in unrestricted cash

Year-to-date 2012 summary:

•                  18% increase in generation volumes compared to the same period in 2011 driven by a 76% increase in our Gas segment generation due to improved spark spreads partially offset by an 11% decrease in Coal segment generation due primarily to higher planned outage hours and lower off-peak generation

•                  $98 million in Coal and Gas segment Adjusted EBITDA, a decrease of $212 million compared to 2011 as a result of lower realized prices for the Company’s Coal segment, the settlement of legacy financial positions, and lower capacity and tolling revenues due to early terminations of California contracts

•                  $(37) million in consolidated Cash Flow used in Operations

HOUSTON (November 7, 2012) — Dynegy Inc. (NYSE:DYN) reported third quarter 2012 Adjusted EBITDA for the Coal and Gas segments of $50 million compared to $102 million for the same period in 2011. Lower realized prices for the Coal segment, lower revenues from the termination of certain California contracts, and the settlement of legacy financial positions reduced Adjusted EBITDA for the Coal and Gas Segment by $89 million.  Partially offsetting these items were a $12 million improvement in Coal and Gas segment general and administrative and operating and maintenance expenses, a $14 million benefit related to lower option premium expenses, and a $10 million positive adjustment for non-cash amortization related to the Gas segment’s Independence contract. The operating loss for Dynegy’s Coal and Gas segments was $(1) million for the third quarter of 2012 compared to operating income of $40 million for the same period in 2011. The net loss for Dynegy’s consolidated operations was $(41) million for the third quarter of 2012 compared to a net loss of $(129) million for the same period in 2011.

Year-to-date 2012 Adjusted EBITDA for the Coal and Gas segments was $98 million versus $310 million for the same period in 2011. The weaker financial results were primarily driven by lower realized power prices for the Coal segment which decreased energy margins by $123 million and an 11% reduction in generation volumes for our Coal segment which led to an additional $25 million decrease. Lower capacity and tolling revenues in the Gas segment of $38 million, primarily due to the early termination of the California agreements, a $28 million reduction in premium revenue, and unfavorable financial settlements of $49 million related to legacy financial positions further contributed to the decrease in year-over-year Adjusted EBITDA. These factors more than offset an $18 million improvement in general and administrative and operating and maintenance expenditures and a $29 million positive adjustment for non-cash amortization expense associated with the Company’s Independence contract. The 2012 year-to-date operating income for the Coal and Gas segments was $9 million compared to an operating loss of $(56) million for the same period in 2011. The 2012 year-to-date net loss for Dynegy’s consolidated operations totaled $(1,192) million compared to a net loss of $(324) million for the same period in 2011.

“Our gas-fired generation fleet continues to benefit from current market conditions and performed exceedingly well operationally, leading to record volumes of generated electricity. While our Illinois-based coal fleet also operated well, lower energy margins continued to impact the profitability of the Coal segment,” said Robert C. Flexon, Dynegy President and Chief Executive Officer. “In our first major capital allocation action post emergence, we are announcing today the early repayment of $325 million in term loan debt, which will reduce our annualized cash interest costs by approximately $30 million.”

Third Quarter Comparative Results by Segment

The non-GAAP financial measures of EBITDA and Adjusted EBITDA are used by management to evaluate Dynegy’s business on an ongoing basis. For comparative purposes, Adjusted EBITDA results below include the results of Dynegy Inc. for the three months ending September 30, 2011 and 2012. Please refer to our third quarter 2012 Form 10-Q (when filed) for greater discussion of the accounting impacts of the Dynegy Inc. and DH merger on our GAAP financial statements. General and administrative expenses are allocated to each segment. Management does not analyze interest expense and income taxes on a segment level and therefore uses operating income (loss) as the most directly comparable GAAP measure to Adjusted EBITDA when performance is discussed on a segment level.

	Consolidated Financial Results
	Three Months Ended September 30, 2012 (in millions)
	Coal	Gas	DNE	Other	Total
Operating Income / (Loss)	$(53)	$52	$(3)	$(9)	$(13)
Plus / (Less):
Depreciation and amortization expense	9	35	—	1	45
Bankruptcy reorganization charges	—	—	—	18	18
EBITDA	(44)	87	(3)	10	50
Plus / (Less):
Bankruptcy reorganization charges	—	—	—	(18)	(18)
Restructuring costs	1	2	—	6	9
Mark-to-market (income) losses, net	11	(53)	1	—	(41)
Amortization of intangible assets	37	9	—	—	46
Adjusted EBITDA	5	45	(2)	(2)	46
Adjusted EBITDA from Legacy Dynegy	—	—	—	2	2
Enterprise-wide Adjusted EBITDA (1)	$5	$45	$(2)	$—	$48

(1) 2012 consolidated results reflect the results of our accounting predecessor, DH, which was a wholly owned subsidiary until the merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the three months ended September 30, 2012. However, we have included the Adjusted EBITDA related to Legacy Dynegy for the three months ended September 30, 2012 in this adjustment because management uses Enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.

	Consolidated Financial Results
	Three Months Ended September 30, 2011 (in millions)
	Coal	Gas	DNE	Other	Total
Operating Income/ (Loss)	$12	$28	$(26)	$—	$14
Plus / (Less):
Other items, net	2	—	—	5	7
Depreciation and amortization expense	26	33	—	1	60
EBITDA	40	61	(26)	6	81
Plus / (Less):
Merger agreement termination fee, restructuring costs and other expenses	(1)	9	1	(4)	5
Mark-to-market (income) loss, net	4	(18)	24	4	14
Adjusted EBITDA	43	52	(1)	6	100
Adjusted EBITDA from Legacy Dynegy	7	—	—	(1)	6
Enterprise-wide Adjusted EBITDA (1)	$50	$52	$(1)	$5	$106

(1) Adjusted EBITDA for the three months ended September 30, 2011, is based on our prior methodology which did not include (i) adjustments for upfront premiums, (ii) amortization of intangible assets related to the Independence acquisition, or (iii) mark-to-market adjustments for financial activity not related to our generation portfolio. Our 2011 consolidated results reflect the results of our accounting predecessor, DH, which was a wholly-owned subsidiary until the merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the three months ended September 30, 2011. Additionally, effective September 1, 2011, DH sold 100 percent of the outstanding membership interest of Dynegy Coal Holdco to Dynegy. As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from September 1, 2011 through September 30, 2011. However, we have included the Adjusted EBITDA related to Legacy Dynegy for the three months ended September 30, 2011 and the Coal segment for the period from September 1, 2011 through September 30, 2011 in this adjustment because management uses Enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.

Segment Review of Results Quarter-Over-Quarter

Coal —The third quarter 2012 operating loss was $(53) million, compared to third quarter 2011 operating income of $12 million. Adjusted EBITDA totaled $5 million during the third quarter 2012 compared to $50 million during the same period in 2011. A 27% decrease in realized power prices accounted for $43 million of the decrease quarter-over-quarter.

Gas — The third quarter 2012 operating income was $52 million compared to third quarter 2011 operating income of $28 million. Adjusted EBITDA totaled $45 million during the third quarter 2012 compared to $52 million during the same period in 2011. While the Gas segment reported a 39% increase in generation volumes as a result of improved spark spreads, the $9 million in higher energy margin was more than offset by $32 million in lower capacity and tolling revenues primarily due to the premature cancellation of tolling and capacity agreements in California. Additionally, the Company settled $20 million in legacy put option positions during the quarter. Partially offsetting these results were a $7 million improvement in general and administrative and operating and maintenance expenditures, a $20 million reduction in option premium expense and fees, and $10 million in amortization related to the Independence contract which, while treated as an expense in 2011, was added back for Adjusted EBITDA purposes in 2012 because it is a non-cash item.

DNE — The third quarter 2012 operating loss was $(3) million compared to a third quarter 2011 operating loss of $(26) million. Adjusted EBITDA totaled $(2) million during the third quarter 2012 compared to $(1) million during the same period in 2011. As a result of the Chapter 11 cases, lease expense for the DNE assets is no longer being recorded, resulting in a $13 million benefit to Adjusted EBITDA during the third quarter 2012. This was more than offset by a decrease in revenue from hedging activities.

Liquidity

As of November 2, 2012, Dynegy’s available liquidity was $803 million which included $429 million in unrestricted cash and cash equivalents, $13 million in letter of credit availability and $361 million in restricted cash available for collateral posting purposes. On November 6, 2012, Dynegy notified its agent bank that it has elected to repay $325 million of the outstanding Dynegy Power and Dynegy Midwest Generation term loans using excess restricted cash. The restricted cash balances in the Collateral Account Posting accounts have increased over the past year as a result of various collateral efficiency initiatives and are only permitted to be used for collateral support or repayment of the outstanding term loans. Given the company’s reduced cash collateral needs, Dynegy intends to return this restricted cash to its lenders, thereby reducing both outstanding debt and ongoing interest expense.

	September 30, 2012	November 2, 2012

LC capacity, inclusive of required reserves	314	294
Less: Required reserves	(9)	(10)
Less: Outstanding letters of credit	(289)	(271)

LC availability	16	13
Cash and cash equivalents	677	429
Collateral posting account	329	361
Total available liquidity	$1,022	$803

Consolidated Cash Flow (GAAP)

Dynegy’s cash flow used in operations totaled $(37) million for the nine months ended September 30, 2012. During the period, our power generation business used $56 million of cash flow from operations primarily due to increased collateral postings to satisfy counterparty collateral demands and other negative working capital. Dynegy’s cash flow used in operations totaled $(4) million for the nine months ended September 30, 2011. During the same period in 2011, our power generation business provided positive cash flow from operations offset by a use of cash from corporate and other operations, payments to advisors, and other general and administrative expenses.

Cash flow provided by investing activities totaled $300 million during the first nine months of 2012, compared to cash flow used in investing activities of $(241) million during the same period in 2011. During the same period 2011, there was a $441 million cash outflow related to the Dynegy Midwest Generation transfer to Legacy Dynegy from the unconsolidated DH compared to a $256 million cash inflow in 2012 due to the Dynegy Midwest Generation acquisition by DH from Legacy Dynegy. Year-to-date 2012 capital expenditures totaled $63 million, including $42 million in maintenance capital expenditures and $21 million in environmental capital expenditures, the latter of which reflects the Company’s continuing investment in environmental upgrades under the Consent Decree. During the first nine months of 2011, capital expenditures totaled $163 million, with $55 million in maintenance capital expenditures and $108 million in environmental capital expenditures.

Consent Decree

On November 3, 2012, Dynegy completed the Baldwin Unit 2 outage marking the completion of the Consent Decree environmental capital compliance requirements. Approximately $1 billion of investment has been made by the Company in emissions controls at our Illinois coal fleet resulting in what we believe is one of the cleanest coal portfolios in the country.

“Environmentally compliant, scrubbed coal generation will continue to play a significant role in providing both responsible and affordable electricity in America,” said Robert C. Flexon, Dynegy President and Chief Executive Officer. “Our Illinois coal portfolio is the model for compliance with both state and federal environmental regulations and we will continue to advocate that all portfolios either comply with current and proposed legislation or retire.”

PRIDE Update

Dynegy initiated a cost and performance improvement initiative known as PRIDE (Producing Results through Innovation by Dynegy Employees) during 2011. During the third quarter 2012, Dynegy continued to capture incremental operating margin and cost improvement and balance sheet enhancements due to PRIDE initiatives and is on target to meet or exceed its initial 2012 goals of $26 million in fixed cash improvements, $13 million in incremental gross margin, and $100 million in balance sheet improvements through various liquidity initiatives. Third quarter recurring fixed operating costs for the enterprise were $83 million in 2012 versus $111 million for the same period last year, while recurring General and Administrative costs for the enterprise declined $6 million to $21 million in the current quarter as compared to the prior year. The majority of these reductions are associated with the numerous PRIDE initiatives.

For 2013, the company expects PRIDE to contribute an additional $16 million and $20 million in fixed cash and gross margin improvements, respectively. 2013 balance sheet improvements due to PRIDE are targeted to be in excess of $80 million.

Dynegy Northeast Sale and Storm Update

November 1, 2012 was the original deadline for bids in the on-going sales process for the Roseton and Danskammer facilities. That deadline was extended to Monday, November 5, 2012 due to superstorm Sandy which caused flooding at the Danskammer plant when the Hudson River overflowed its banks in the early morning on Tuesday, October 30, 2012. Remediation and repair work at the facility are underway as well as a full assessment on the extent of the damage.

Investor Conference Call/Webcast

Dynegy will discuss its third quarter 2012 financial results during an investor conference call and webcast today, November 7, 2012, at 9 a.m. ET/8 a.m. CT. Participants may access the webcast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc.’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,693 megawatts from two power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Dynegy’s  early repayment of term loan debt and its intended benefits, Dynegy’s future role in providing responsible and affordable electricity in America, Dynegy’s model Illinois coal portfolio, compliance with both state and federal environmental regulations, and Dynegy’s advocacy for compliance with current and proposed environmental legislation. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K, as amended, and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) ability to sell the Roseton and Danskammer Facilities to one or more third parties as set forth in the Amended and Restated Settlement Agreement and Joint Plan; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (iii) the anticipated benefits of the overall restructuring activities, our reorganization value and the effects of fresh start accounting; (iv) limitations on Dynegy’s ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (v) expectations regarding our compliance with the DMG and DPC Credit Agreements, including collateral demands, interest expense and other payments; (vi) the timing and anticipated benefits of any repayments under the DMG and DPC Credit Agreements; (vii) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (viii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (ix) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (x) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xi) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xiii) beliefs and assumptions about weather and general economic conditions; (xiv) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xvi) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay Facility; (xvii) beliefs and assumptions regarding the outcome of the SCE contract terminations dispute and the impact of such terminations on the timing and amount of future cash flows; (xviii) beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of final rules regarding derivatives to be issued by the CFTC under the Dodd-Frank Act; and (xix) expectations regarding performance standards and estimates regarding capital and maintenance expenditures. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Contact:

Dynegy Inc.
Media: 713-767-5800
or
Analysts: 713-507-6466

DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$477	$467	$1,042	$1,298
Cost of sales	(332)	(278)	(697)	(781)
Gross margin, exclusive of depreciation shown separately below	145	189	345	517

Operating and maintenance expense, exclusive of depreciation and amortization expense shown separately below	(84)	(87)	(196)	(303)
Depreciation and amortization expense	(45)	(60)	(110)	(261)
Impairments and other charges	—	(3)	—	(6)
General and administrative expense	(29)	(25)	(66)	(87)
Operating income (loss)	(13)	14	(27)	(140)

Bankruptcy reorganization charges	18	—	(252)	—
Interest expense	(48)	(105)	(121)	(283)
Debt extinguishment costs	—	(21)	—	(21)
Impairment of Undertaking receivable, affiliate	—	—	(832)	—
Other income and expense, net	—	7	31	11
Loss before income taxes	(43)	(105)	(1,201)	(433)

Income tax benefit (expense)	2	(24)	9	109
Net loss	$(41)	$(129)	$(1,192)	$(324)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our enterprise-wide Adjusted EBITDA by segment for the three months ended September 30, 2012:

	Three Months Ended September 30, 2012
	Coal	Gas	DNE	Other	Total
Net loss					$(41)
Plus / (Less):
Income tax benefit (1)					(2)
Interest expense					48
Depreciation and amortization expense					45
EBITDA (2)	$(44)	$87	$(3)	$10	$50
Plus / (Less):
Bankruptcy reorganization charges	—	—	—	(18)	(18)
Restructuring costs	1	2	—	6	9
Mark-to-market (income) loss, net	11	(53)	1	—	(41)
Amortization of intangible assets (4)	37	9	—	—	46
Adjusted EBITDA (2)	5	45	(2)	(2)	46
Adjusted EBITDA from Legacy Dynegy (3)	—	—	—	2	2
Enterprise-wide Adjusted EBITDA (2)	$5	$45	$(2)	$—	$48

(1)                                 For the three months ended September 30, 2012, our overall effective tax rate on continuing operations was different than the statutory rate of 35 percent as a result of a valuation allowance to eliminate our deferred tax assets partially offset by the impact of state taxes.

(2)                                 EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2012, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended September 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(53)	$52	$(3)	$(9)	$(13)
Bankruptcy reorganization charges	—	—	—	18	18
Depreciation and amortization expense	9	35	—	1	45
EBITDA	$(44)	$87	$(3)	$10	$50

(3)                                 Our 2012 consolidated results reflect the results of our accounting predecessor, DH, which was a wholly-owned subsidiary until the Merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the three months ended September 30, 2012.  However, we have included the Adjusted EBITDA related to Legacy Dynegy for the three months ended September 30, 2012 in this adjustment because management uses Enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet. The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating income:

	Three Months Ended September 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income	$—	$—	$—	$25	$25
Bankruptcy reorganization charges	—	—	—	(8)	(8)
EBITDA	—	—	—	17	17
Bankruptcy reorganization charges	—	—	—	8	8
Restructuring charges	—	—	—	(23)	(23)
Adjusted EBITDA from Legacy Dynegy	$—	$—	$—	$2	$2

(4)                                 In connection with the DMG Acquisition, we recorded intangible assets and liabilities related to rail transportation and coal contracts, respectively.  The amount in the Gas segment is related to the intangible assets related to the Independence acquisition.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2011

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our enterprise-wide Adjusted EBITDA by segment for the three months ended September 30, 2011:

	Three Months Ended September 30, 2011
	Coal	Gas	DNE	Other	Total
Net loss					$(129)
Plus / (Less):
Income tax expense (1)					24
Interest expense and debt extinguishment costs					126
Depreciation and amortization expense					60
EBITDA (2)	$40	$61	$(26)	$6	$81
Plus / (Less):
Merger agreement termination fee, restructuring costs and other expenses	(1)	9	1	(4)	5
Mark-to-market (income) loss, net	4	(18)	24	4	14
Adjusted EBITDA (2)	$43	$52	$(1)	$6	$100
Adjusted EBITDA from Legacy Dynegy (3)	7	—	—	(1)	6
Enterprise-wide Adjusted EBITDA (2)	$50	$52	$(1)	$5	$106

(1)                                 For the three months ended September 30, 2011, our overall effective tax rate on continuing operations was different than the statutory rate of 35 percent as a result of a valuation allowance to eliminate our deferred tax assets partially offset by the impact of state taxes.

(2)                                 EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2012, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended September 30, 2011
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$12	$28	$(26)	$—	$14
Other items, net	2	—	—	5	7
Depreciation and amortization expense	26	33	—	1	60
EBITDA	$40	$61	$(26)	$6	$81

(3)                                 Our 2011 consolidated results reflect the results of our accounting predecessor, DH, which was our wholly-owned subsidiary until the Merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the three months ended September 30, 2011. Additionally, effective September 1, 2011, we completed the DMG Transfer. As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from September 1, 2011 through September 30, 2011. However, we have included the Adjusted EBITDA related to Legacy Dynegy for the three months ended September 30, 2011 and the Coal segment for the period from September 1, 2011 through September 30, 2011 in this adjustment because management uses Enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.  The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating loss:

	Three Months Ended September 30, 2011
	Coal	Gas	DNE	Other	Total

Operating loss	$(8)	$—	$—	$(1)	$(9)
Depreciation and amortization expense	13	—	—	—	13
Other items, net	(2)	—	—	(5)	(7)
EBITDA	3	—	—	(6)	(3)
Restructuring charges	5	—	—	5	10
Mark-to-market income, net	(1)	—	—	—	(1)
Adjusted EBITDA from Legacy Dynegy	$7	$—	$—	$(1)	$6

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our enterprise-wide Adjusted EBITDA by segment for the nine months ended September 30, 2012:

	Nine Months Ended September 30, 2012
	Coal	Gas	DNE	Other	Total
Net loss					$(1,192)
Plus / (Less):
Income tax benefit (1)					(9)
Interest expense					121
Depreciation and amortization expense					110
EBITDA (2)	$(57)	$177	$(612)	$(478)	$(970)
Plus / (Less):
Impairment of Undertaking receivable, affiliate	—	—	—	832	832
Bankruptcy reorganization charges	—	—	589	(337)	252
Interest income on Undertaking receivable	—	—	—	(24)	(24)
Restructuring costs and other expense	(3)	2	—	6	5
Mark-to-market income (loss), net	13	(106)	1	—	(92)
Amortization of intangible assets (4)	49	29	—	—	78
Premium adjustment	—	1	—	—	1
SCE termination	—	(21)	—	—	(21)
Other	5	2	—	—	7
Adjusted EBITDA (2)	7	84	(22)	(1)	68
Adjusted EBITDA from Legacy Dynegy (3)	7	—	—	2	9
Enterprise-wide Adjusted EBITDA (2)	$14	$84	$(22)	$1	$77

(1)                                 For the nine months ended September 30, 2012, the difference between the effective tax rate of 1 percent and the statutory rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes.  As of September 30, 2012, we do not believe we will produce sufficient future taxable income, nor are there tax planning strategies available, to realize our net deferred tax assets not otherwise realized by reversing temporary differences.

(2)                                 EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2012, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Nine Months Ended September 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(75)	$84	$(23)	$(13)	$(27)
Impairment of Undertaking receivable, affiliate	—	—	—	(832)	(832)
Bankruptcy reorganization charges	—	—	(589)	337	(252)
Depreciation and amortization expense	13	91	—	6	110
Other items, net	5	2	—	24	31
EBITDA	$(57)	$177	$(612)	$(478)	$(970)

(3)                                 Our 2012 consolidated results reflect the results of our accounting predecessor, DH, which was a wholly-owned subsidiary until the Merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the nine months ended September 30, 2012.  Additionally, effective June 5, 2012, we completed the DMG Acquisition. As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from January 1, 2012 through June 5, 2012. However, we have included the Adjusted EBITDA related to Legacy Dynegy for the nine months ended September 30, 2012 and the Coal segment for the period from January 1, 2012 through June 5, 2012 in this adjustment because management uses Enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.  The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating income (loss):

	Nine Months Ended September 30, 2012
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(2,715)	$—	$—	$1,683	$(1,032)
Depreciation and amortization expense	78	—	—	—	78
Bankruptcy reorganization charges	—	—	—	(8)	(8)
Loss from unconsolidated investment	—	—	—	(1)	(1)
EBITDA	(2,637)	—	—	1,674	(963)
Loss (gain) on Coal Holdco Transfer	2,652	—	—	(1,711)	941
Bankruptcy reorganization charges	—	—	—	8	8
Restructuring costs and other expense	—	—	—	30	30
Mark-to-market income, net	(8)	—	—	—	(8)
Loss from unconsolidated investment	—	—	—	1	1
Adjusted EBITDA from Legacy Dynegy	$7	$—	$—	$2	$9

(4)                                 In connection with the DMG Acquisition, we recorded intangible assets and liabilities related to rail transportation and coal contracts, respectively.  The amount in the Gas segment is related to the intangible assets related to the Independence acquisition.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2011

(UNAUDITED) (IN MILLIONS)

The following table provides summary financial information data regarding our enterprise-wide Adjusted EBITDA by segment for the nine months ended September 30, 2011:

	Nine Months Ended September 30, 2011
	Coal	Gas	DNE	Other	Total
Net loss					$(324)
Plus / (Less):
Income tax benefit (1)					(109)
Interest expense and debt extinguishment costs					304
Depreciation and amortization expense					261
EBITDA (2)	$93	$110	$(65)	$(6)	$132
Plus / (Less):
Merger agreement termination fee, restructuring costs and other expenses	(1)	12	(2)	6	15
Impairment and other charges	—	—	2	—	2
Mark-to-market loss, net	76	13	47	5	141
Adjusted EBITDA (2)	168	135	(18)	5	290
Adjusted EBITDA from Legacy Dynegy (3)	7	—	—	(2)	5
Enterprise-wide Adjusted EBITDA (2)	$175	$135	$(18)	$3	$295

(1)                                 For the nine months ended September 30, 2011, the difference between the effective tax rate of 25 percent and the statutory rate of 35 percent resulted primarily from a valuation allowance to eliminate our net deferred tax assets partially offset by the impact of state taxes which included a benefit of $9 million related to an increase in state NOLs due to acceptance of amended returns, partially offset by an expense of $3 million related to an increase in the Illinois statutory rate.

(2)                                 EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on November 7, 2012, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating loss is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Nine Months Ended September 30, 2011
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(65)	$9	$(65)	$(19)	$(140)
Other items, net	2	1	—	8	11
Depreciation and amortization expense	156	100	—	5	261
EBITDA	$93	$110	$(65)	$(6)	$132

(3)                                 Our 2011 consolidated results reflect the results of our accounting predecessor, DH, which was a wholly-owned subsidiary until the Merger on September 30, 2012. Therefore, certain results related to Legacy Dynegy are not included in our consolidated results for the nine months ended September 30, 2011. Additionally, effective September 1, 2011, we completed the DMG Transfer. As a result, the results of our Coal segment, as well as certain items in the Other segment, are not included in our consolidated results for the period from September 1, 2011 through September 30, 2011. However, we have included the Adjusted EBITDA related to Legacy Dynegy for the nine months ended September 30, 2011 and the Coal segment for the period from September 1, 2011 through September 30, 2011 in this adjustment because management uses Enterprise-wide Adjusted EBITDA to evaluate the operating performance of our entire power generation fleet.  The following table presents a reconciliation of Legacy Dynegy Adjusted EBITDA to Operating loss:

	Coal	Gas	DNE	Other	Total

Operating loss	$(8)	$—	$—	$(2)	$(10)
Depreciation and amortization expense	13	—	—	—	13
Other items, net	(2)	—	—	(5)	(7)
EBITDA	3	—	—	(7)	(4)
Restructuring charges	5	—	—	5	10
Mark-to-market income, net	(1)	—	—	—	(1)
Adjusted EBITDA from Legacy Dynegy	$7	$—	$—	$(2)	$5

DYNEGY INC.

OPERATING DATA

The following table provides summary financial data regarding our Gas and DNE segments results of operations for the three and nine months ended September 30, 2012 and 2011, respectively. As a result of the DMG Transfer, 2011 results only include the results of the Coal segment through August 31, 2011.  The following table provides summary financial data regarding our Coal segment results of operations for the three months ended September 30, 2012 and 2011, respectively.  As a result of the DMG Acquisition, 2012 results only include the results of the Coal segment for the period of June 6, 2012 through September 30, 2012. Additionally, as a result of the DMG Transfer, 2011 results only include the results of the Coal segment for the period from January 1, 2011 through August 31, 2011.  The following table provides summary financial data regarding our Coal segment results of operations for the nine months ended September 30, 2012 and 2011, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Coal
Million Megawatt Hours Generated (9)	4.9	3.8	6.6	15.6
In Market Availability for Coal Fired Facilities (2)	93%	93%	93%	92%
Average Quoted On-Peak Market Power Prices ($/MWh) (5):
Indiana (Indy Hub) (10)	$40	$52	$40	$45

Gas
Million Megawatt Hours Generated (7)	6.2	4.4	16.9	9.6
Average Capacity Factor for Combined Cycle Facilities (3)	61%	44%	57%	33%
Average Quoted On-Peak Market Power Prices ($/MWh) (4):
Commonwealth Edison (NI Hub)	$40	$48	$34	$44
PJM West	$45	$58	$40	$55
North of Path 15 (NP 15)	$37	$40	$30	$36
New York - Zone A	$41	$47	$35	$43
Mass Hub	$45	$56	$39	$57
Average Market Spark Spreads ($/MWh) (6):
Commonwealth Edison (NI Hub)	$20	$19	$16	$14
PJM West	$24	$28	$20	$21
North of Path 15 (NP 15)	$13	$7	$8	$3
New York - Zone A	$18	$14	$13	$10
Mass Hub	$24	$23	$18	$19

Average Natural Gas Price - Henry Hub ($/MMBtu) (8)	$2.87	$4.13	$2.53	$4.21

DNE
Million Megawatt Hours Generated	0.4	0.5	0.7	1.1
In Market Availability for Coal Fired Facilities (1)	83%	97%	87%	97%
Average Capacity Factor - Coal	22%	37%	12%	34%
Average Capacity Factor - Gas	8%	7%	4%	4%
Average Quoted On-Peak Market Power Prices ($/MWh) (4):
New York - Zone G	$50	$63	$43	$61
Average Market Spark Spreads ($/MWh) (6):
Fuel Oil	$(138)	$(119)	$(150)	$(116)

(1)                                 Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)                                 Reflects the percentage of generation available during periods Coal was included in our consolidated results when market prices are such that these units could be profitably dispatched.  In Market Availability for Coal Fired Facilities was 92 percent for the full three months ended September 30, 2011.  In Market Availability for Coal Fired Facilities was 93 percent for the full nine months ended September 30, 2012 and 2011, respectively.

(3)                                 Reflects actual production as a percentage of available capacity.

(4)                                 Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(5)                                 Reflects the average of day-ahead quoted prices for the periods Coal was included in our consolidated results and does not necessarily reflect prices we realized.  The average of day-ahead quoted prices was $47 for the full three months ended September 30, 2011.  The average of day-ahead quoted prices were $35 and $44 for the full nine months ended September 30, 2012 and 2011, respectively.

(6)                                 Reflects the simple average of the spark spread available to a 7.0 MMBtu/MWh heat rate generator or an 11.0 MMBtu/MWh heat rate fuel oil-fired generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to us.

(7)                                 Includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility for the three and nine months ended September 30, 2012 and 2011, respectively.

(8)                                 Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.

(9)                                 Reflects production volumes in million MWh generated during the periods Coal was included in our consolidated results.  Generation volumes were 5.1 million MWh for the full three months ended September 30, 2011.  Generation volumes were 15.2 million MWh and 16.9 million MWh for the full nine months ended September 30, 2012 and 2011, respectively.

(10)                          The market reference for 2011 was Cinergy (Cin Hub).